Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (847) 948-2349

Investor Contacts:

Mary Kay Ladone, (847) 948-3371

Clare Trachtman, (847) 948-3085

BAXTER EXCEEDS REVENUE AND EPS GUIDANCE WITH SOLID

FIRST QUARTER FINANCIAL RESULTS

DEERFIELD, Ill., April 19, 2012 — Baxter International Inc. (NYSE:BAX) today posted solid first quarter financial results which exceeded the company’s previously issued revenue and earnings per share (EPS) guidance.

For the first quarter, Baxter reported net income of $588 million, an increase of 3 percent compared to $570 million reported in the same period last year. Earnings per diluted share of $1.04 advanced 6 percent from $0.98 per diluted share in the prior-year period. These results included a net after-tax benefit from special items totaling $19 million of income (or $0.03 per diluted share), for costs and adjustments related to recent business development transactions. Specifically, the company recorded special after-tax charges totaling $34 million (or $0.06 per diluted share) related principally to an upfront cash payment to Momenta Pharmaceuticals, Inc. (Momenta) for the development and commercialization of biosimilar compounds, which were more than offset by a gain of $53 million (or $0.09 per diluted share) resulting from an adjustment to estimated milestone payments associated with the 2011 Prism Pharmaceuticals, Inc. acquisition.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page 2

On an adjusted basis, excluding special items, Baxter’s net income totaled $569 million, or $1.01 per diluted share, which exceeded the company’s previously issued earnings guidance of $0.98 to $1.00 per diluted share.

Worldwide sales of $3.4 billion also exceeded the company’s guidance and increased 3 percent compared to $3.3 billion reported in the first quarter of 2011. Excluding the impact of foreign currency, worldwide sales in the first quarter advanced 4 percent. Sales within the United States increased 3 percent, totaling $1.5 billion, while international sales exceeded $1.9 billion and also increased 3 percent (or 5 percent excluding the impact of foreign currency).

By business, BioScience revenues of $1.5 billion rose 4 percent (or 5 percent excluding the impact of foreign currency), driven primarily by strong demand in the United States for ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] for the treatment of hemophilia, and GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)], used primarily in treating immune deficiencies. Also contributing to this performance was the benefit of the Synovis Life Technologies, Inc. (Synovis) acquisition, which was completed during the quarter, and solid growth in select specialty plasma-based therapies and vaccines.

Medical Products sales of more than $1.9 billion increased 3 percent (with foreign currency having no impact on sales growth). This performance was driven primarily by strong growth in anesthesia products and certain injectable and nutritional therapies.

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Baxter continued to expand its portfolio and pipeline through investments in research and development and pursuit of business development opportunities to augment future growth. Recent highlights include:

•

Acquisition of Synovis, which expands Baxter’s biosurgery franchise. The Synovis portfolio includes biological and mechanical products used for soft tissue repair and microsurgery in a variety of surgical procedures.

•

Clearance under the Hart-Scott-Rodino Antitrust Improvements Act for Baxter’s global collaboration with Momenta to develop and commercialize follow-on biologic products, also known as biosimilars. With this collaboration, Baxter will leverage its leading clinical development and biologic manufacturing expertise, global leadership in sterile injectables and global commercial capabilities, while Momenta will provide its expertise in high-resolution analytics, characterization, and product and process development.

•

Initiation of a Phase III clinical trial studying the efficacy and safety of adult autologous stem cells to increase exercise capacity in patients with chronic myocardial ischemia (CMI), based on positive results from the company’s Phase II study. The trial is enrolling approximately 450 patients across 50 sites in the United States. CMI is one of the most severe forms of coronary artery disease, causing significant long-term damage to the heart muscle and disability to the patient.

•

Approval by the U.S. Food and Drug Administration for an expanded indication for TISSEEL for general hemostasis in surgery when control of bleeding by standard surgical techniques is ineffective or impractical.

•

Establishment of an extension study for patients who have completed 18 months of treatment in the company’s ongoing Phase III Gammaglobulin Alzheimer’s Partnership trial, to provide additional data related to the safety, efficacy and pharmacoeconomic impact of immunoglobulin treatment in Alzheimer’s patients. Baxter has invited all sites and investigators who participated in the first Phase III study to take part in this extension study.

•

Initiation of a second, confirmatory Phase III clinical trial to assess the safety and efficacy of GAMMAGARD LIQUID as a potential treatment for mild to moderate Alzheimer’s disease. This study is enrolling approximately 400 patients in 80 centers around the world and is expected to take three years to complete.

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•

Selection of a site in Covington, GA for a new state-of-the-art manufacturing facility to support future growth of Baxter’s plasma-based treatments. Construction will begin this year and will include operations supporting plasma fractionation, purification, fill-finish and a testing lab. Commercial production is scheduled to begin in 2018, with the new plasma fractionation facility adding up to three million liters of new capacity annually when fully operational.

“Baxter has entered 2012 with strong momentum and confidence in our continued success,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Our sustained focus on innovation and growth opportunities enables us to respond effectively to an evolving macroeconomic environment, while strengthening our market leadership and expanding access to care, achieving the highest standards of quality and safety, and creating enhanced value for Baxter, our shareholders, and patients worldwide.”

Second Quarter and Full-Year 2012 Outlook

Baxter also announced today its guidance for the second quarter of 2012 and updated its guidance for the full year.

For full-year 2012, Baxter continues to expect sales growth, excluding the impact of foreign exchange, of 4 to 5 percent (or 2 to 3 percent including the impact of foreign exchange). In addition, the company now expects earnings of $4.49 to $4.57 per diluted share, before any special items, and cash flows from operations to exceed $3.0 billion.

For the second quarter of 2012, Baxter expects sales growth, excluding the impact of foreign currency, of 3 to 4 percent (or 0 to 1 percent including the impact of foreign exchange), and earnings per diluted share of $1.10 to $1.12, before any special items.

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A webcast of Baxter’s first quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 19, 2012. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including the company’s Annual Meeting of Shareholders on May 8, 2012.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

This release includes forward-looking statements concerning the company’s financial results, business development activities, outlook for 2012 and R&D pipeline. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including with respect to the company’s implementation of the COLLEAGUE recall; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented; additional legislation, regulation and other governmental pressures, which may affect pricing, taxation, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers and suppliers, including foreign governments in certain

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countries in which the company operates; foreign currency fluctuations; and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER — PAGE 7

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended March 31, 2012 and 2011

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2012		2011		Change

NET SALES	$ 3,388		$ 3,284		3%

COST OF SALES	1,674		1,609		4%

GROSS MARGIN	1,714		1,675		2%

% of Net Sales	50.6%		51.0%		(0.4 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	752		716		5%
% of Net Sales	22.2%		21.8%		0.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	269		214		26%
% of Net Sales	7.9%		6.5%		1.4 pts

NET INTEREST EXPENSE	18		10		80%

OTHER (INCOME) EXPENSE, NET	(57	) A	11	A	N/M

PRE-TAX INCOME	732		724		1%

INCOME TAX EXPENSE	144		154		(6%	)

% of Pre-Tax Income	19.7%		21.3%		(1.6 pts	)

NET INCOME	$ 588		$ 570		3%

BASIC EPS	$ 1.05		$ 0.99		6%

DILUTED EPS	$ 1.04		$ 0.98		6%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	559		577
Diluted	563		581

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 727	B	$ 724		0%

ADJUSTED NET INCOME (excluding special items)	$ 569	B	$ 570		0%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.01	B	$ 0.98		3%

A

Other (income) expense, net included the net results attributable to noncontrolling interests, which were previously reported separately. The prior period consolidated statement of income presented above and on page 8, and the cash flows from operations schedule presented on page 9 have been conformed to the current period presentation.

B	Refer to page 8 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE 8

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended March 31, 2012 and 2011

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended March 31, 2012 included special items which impacted the GAAP results as follows:

	Three Months Ended March 31,
	2012				2011
	GAAP	Business development items	[1]	Excluding special items	GAAP	[2]	Change	[3]

NET SALES	$ 3,388	$ —		$ 3,388	$ 3,284		3%

COST OF SALES	1,674	(6)		1,668	1,609		4%

GROSS MARGIN	1,714	6		1,720	1,675		3%

% of Net Sales	50.6%			50.8%	51.0%		(0.2 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	752	(9)		743	716		4%
% of Net Sales	22.2%			21.9%	21.8%		0.1 pt

RESEARCH AND DEVELOPMENT EXPENSES	269	(33)		236	214		10%
% of Net Sales	7.9%			7.0%	6.5%		0.5 pts

NET INTEREST EXPENSE	18	—		18	10		80%

OTHER (INCOME) EXPENSE, NET	(57)	53		(4)	11		(136%	)

PRE-TAX INCOME	732	(5)		727	724		0%

INCOME TAX EXPENSE	144	14		158	154		3%

% of Pre-Tax Income	19.7%			21.7%	21.3%		0.4 pts

NET INCOME	$ 588	$ (19)		$ 569	$ 570		0%

BASIC EPS	$ 1.05	$(0.03)		$ 1.02	$ 0.99		3%

DILUTED EPS	$ 1.04	$(0.03)		$ 1.01	$ 0.98		3%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	559			559	577
Diluted	563			563	581

[1]

Cost of sales, marketing and administrative expenses and research and development (R&D) expenses in 2012 included business development charges totaling $48 million ($34 million, or $0.06 per diluted share, on an after-tax basis) which principally related to in-process R&D associated with the company’s global collaboration with Momenta Pharmaceuticals, Inc. to develop and commercialize follow-on biologic products. Other (income) expense, net in 2012 included a gain of $53 million, or $0.09 per diluted share, related to the reduction of a contingent payment liability for milestones associated with the acquisition of Prism Pharmaceuticals, Inc. in the second quarter of 2011, for which there was no net tax expense recognized.

[2]	There were no special items included in the 2011 GAAP results.

[3]	Represents the percentage change between the 2012 results excluding special items and 2011 GAAP results.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 9

BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)
	Three Months Ended March 31,
	2012		2011
Net income	$ 588		$ 570
Adjustments
Depreciation and amortization	175		158
Deferred income taxes	54		91
Stock compensation	28		28
Realized excess tax benefits from stock issued under employee benefit plans	(7)		(5)
Other	(58)		15
Changes in balance sheet items
Accounts and other current receivables, net	24		(68)
Inventories	(72)		(61)
Accounts payable and accrued liabilities	(288)		(135)
Infusion pump and business optimization payments	(84)		(60)
Other	53		(162	) A

Cash flows from operations	$ 413		$ 371

Changes in Net Debt
Increase (decrease)
	Three Months Ended March 31,
	2012		2011

Net debt, beginning of period	$2,290		$1,702

Cash flows from operations	(413)		(371)
Capital expenditures	239		198
Dividends	188		180
Proceeds from stock issued under employee benefit plans	(154)		(129)
Purchases of treasury stock	575		637
Acquisitions and investments	304	B	14
Sales of investments and other investing activities	(43)		—
Other, including the effect of exchange rate changes	(49)		(25)

Increase in net debt	647		504

Net debt, March 31	$2,937		$2,206

Key statistics, March 31:
Days sales outstanding	58.0		56.0
Inventory turns	2.3		2.4

A	Other cash flows from operations in 2011 included a planned contribution of $150 million to the company’s pension plan in the United States.

B	Acquisitions and investments in 2012 related to the acquisition of Synovis Life Technologies, Inc.

BAXTER — PAGE 10

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending March 31, 2012 and 2011

(unaudited)

($ in millions)

	Q1 2012	Q1 2011	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
United States	$ 725	$ 684	6%	6%
International	737	724	2%	4%
Total BioScience	$ 1,462	$ 1,408	4%	5%

Medical Products
United States [1]	$ 743	$ 738	1%	1%
International	1,183	1,138	4%	5%
Total Medical Products [1]	$ 1,926	$ 1,876	3%	3%

Baxter International Inc.
United States	$ 1,468	$ 1,422	3%	3%
International	1,920	1,862	3%	5%
Total Baxter	$ 3,388	$ 3,284	3%	4%

[1]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture, which had previously been reported separately. The prior period has been recast to conform to the current period presentation.

BAXTER — PAGE 11

BAXTER INTERNATIONAL INC.

Key Product Line Sales

Periods Ending March 31, 2012 and 2011

(unaudited)

($ in millions)

	Q1 2012	Q1 2011	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Recombinants	$ 533	$ 512	4%		5%
Antibody Therapy	388	374	4%		5%
Plasma Proteins	316	308	3%		4%
Regenerative Medicine	154	140	10%		11%
Other [1]	71	74	(4%	)	(3%	)
Total BioScience	$1,462	$1,408	4%		5%

Medical Products
Renal	$ 588	$ 587	0%		1%
Global Injectables	505	517	(2%	)	(2%	)
IV Therapies	472	428	10%		12%
Infusion Systems	208	211	(1%	)	(1%	)
Anesthesia	138	118	17%		18%
Other [2]	15	15	0%		(13%	)
Total Medical Products [2]	$1,926	$1,876	3%		3%

Total Baxter	$3,388	$3,284	3%		4%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture, which had previously been reported separately. The prior period has been recast to conform to the current period presentation.

BAXTER — PAGE 12

BAXTER INTERNATIONAL INC.

Key Product Line Sales by U.S. and International

Periods Ending March 31, 2012 and 2011

(unaudited)

($ in millions)

	Q1 2012			Q1 2011			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International	Total
BioScience
Recombinants	$ 255	$ 278	$ 533	$ 231	$ 281	$ 512	10%		(1%)	4%
Antibody Therapy	280	108	388	265	109	374	6%		(1%)	4%
Plasma Proteins	99	217	316	102	206	308	(3%	)	5%	3%
Regenerative Medicine	87	67	154	78	62	140	12%		8%	10%
Other [1]	4	67	71	8	66	74	(50%	)	2%	(4%	)
Total BioScience	$ 725	$ 737	$1,462	$ 684	$ 724	$1,408	6%		2%	4%

Medical Products
Renal	$ 97	$ 491	$ 588	$ 96	$ 491	$ 587	1%		0%	0%
Global Injectables	252	253	505	291	226	517	(13%	)	12%	(2%	)
IV Therapies	177	295	472	148	280	428	20%		5%	10%
Infusion Systems	121	87	208	124	87	211	(2%	)	0%	(1%	)
Anesthesia	86	52	138	70	48	118	23%		8%	17%
Other [2]	10	5	15	9	6	15	11%		(17%)	0%
Total Medical Products [2]	$ 743	$1,183	$1,926	$ 738	$1,138	$1,876	1%		4%	3%

Total Baxter	$1,468	$1,920	$3,388	$ 1,422	$1,862	$3,284	3%		3%	3%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture, which had previously been reported separately. The prior period has been recast to conform to the current period presentation.